Calculation of Filing Fee Tables
F-1
Jingrui Wang Pu Holdings Group Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, par value $0.0005 per share	457(a)	7,187,500	$ 6.00	$ 43,125,000.00	0.0001381	$ 5,955.56
Fees to be Paid	2	Equity	Class A ordinary shares, par value $0.0005 per share	457(a)	6,250,000	$ 6.00	$ 37,500,000.00	0.0001381	$ 5,178.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 80,625,000.00		$ 11,134.31
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,468.74
			Net Fee Due:						$ 8,665.57
Offering Note
[1]	(a) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Includes Class A ordinary shares that may be purchased by the underwriters pursuant to their option to purchase Class A additional ordinary shares to cover over-allotment, if any. (b) In accordance with Rule 416 under the Securities Act, the Registrant is also registering an indeterminate number of additional Class A ordinary shares that may become issuable as a result of share splits, share dividends or similar transactions.

[2]	This Registration Statement also covers the resale by the Selling Shareholders of up to 6,250,000 Class A ordinary shares previously issued to the Selling Shareholders. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act, as amended.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Jingrui Wang Pu Holdings Group Ltd.	F-1	333-285871	03/18/2025		$ 2,468.74	Equity	Class A ordinary shares, par value $0.0005 per share	2,687,500	$ 16,125,000.00
Fee Offset Sources	2	Jingrui Wang Pu Holdings Group Ltd.	F-1	333-285871		03/18/2025						$ 2,468.74
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated the offering under its prior Registration Statement on Form F-1 (File No. 333-285871), initially filed on March 18, 2025 (the "Prior F-1"). The Prior F-1 was never declared effective, no securities were sold thereunder, and the Securities and Exchange Commission declared the Prior F-1 abandoned on July 10, 2026. Accordingly, all securities registered under the Prior F-1 remained unsold.

Offset Note
[2]	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting $2,468.74 of the registration fee otherwise due with this Registration Statement by the filing fee previously paid in connection with the Prior F-1. The Prior F-1 registered 2,687,500 Class A ordinary shares having an aggregate offering amount of $16,125,000, all of which remained unsold. The subsequent Registration Statement is being filed within five years of the initial filing date of the Prior F-1.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date